UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2009

ACE LIMITED

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bärengasse 32

Zurich, Switzerland CH-8001

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 (0)43 456 76 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the company’s 2009 annual general meeting, the company’s shareholders approved an amendment to its Articles of Association changing the scope of the services to be provided by the company’s special auditor, as further described in the company’s proxy statement dated April 7, 2009. The company’s amended and restated Articles of Association containing this amendment will become effective with publication in the Swiss Commercial Gazette, retroactive to their registration in the daily register of the Canton of Zurich, Switzerland on May 22, 2009. A copy of the amended and restated Articles of Association is attached hereto as Exhibit 3 and incorporated herein by reference.

At the company’s 2009 annual general meeting, the company’s shareholders also approved amendments to the company’s Articles of Association in conjunction with their approval of payments of a dividend in the form of a par value reduction, as further described in the company’s proxy statement dated April 7, 2009. Those amendments to the Articles of Association will become effective with the registration of each quarterly par value reduction in the Swiss Commercial Register.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3	Articles of Association of the company, as amended and restated

4	Articles of Association of the company, as amended and restated (Incorporated by reference to Exhibit 3)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ Robert F. Cusumano
Robert F. Cusumano
General Counsel

DATE: May 28, 2009

EXHIBIT INDEX

Number	Description	Method of Filing
3	Articles of Association of the company, as amended and restated	Furnished herewith

4	Articles of Association of the company, as amended and restated	Incorporated by reference to Exhibit 3 hereof